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Contact:

Don K. Rice
Chairman of the Board, Chief Executive Officer,
President and Treasurer
Ascend Acquisition Corp.
610-293-2512

FOR IMMEDIATE RELEASE

ASCEND ACQUISITION CORP.'S
SECURITIES TO COMMENCE SEPARATE TRADING

Wayne, Pennsylvania, July 14, 2006 – Ascend Acquisition Corp. (OTC Bulletin Board: ASAQU) announced today that EarlyBirdCapital, Inc., the underwriter for the Company's initial public offering of units which took place in May 2006, has notified the Company that separate trading of the common stock and warrants underlying the units would commence on July 24, 2006. The common stock and warrants will be quoted on the OTC Bulletin Board under the symbols ASAQ and ASAQW, respectively.

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